Exhibit 10.4

EXECUTION VERSION

SHAREHOLDER AGREEMENT

This SHAREHOLDER AGREEMENT (as the same may be amended, restated, supplemented or modified in accordance with the terms hereof, this “Agreement”), dated as of January 18, 2018, is made and entered into by and between Hunt Companies Equity Holdings, LLC, a Delaware limited liability company (“Hunt”), and Five Oaks Investment Corp., a Maryland corporation (the “Company”).

RECITALS

WHEREAS, pursuant to the Share Purchase Agreement, Hunt acquired 1,539,406 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”);

WHEREAS, in connection with the foregoing, Hunt has requested, among other things, that the Company appoint the Hunt Designee as a Director and nominate or re-nominate such Hunt Designee or other Person as a Director in accordance with the provisions of this Agreement; and

WHEREAS, simultaneously and in connection with the execution and delivery of this Agreement, the Company and Hunt desire to enter into the Registration Rights Agreement (as defined below) and the Share Purchase Agreement (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Article 1

DEFINITIONS

1.1         Definitions.

(a)          As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”), when used with respect to any specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise .

“Agreement” has the meaning set forth in the Preamble to this Agreement.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Beneficially Own” means, with respect to any securities, having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Exchange Act.

“Board” or “Board of Directors” means the board of directors of the Company.

“Board Designation Expiration Date” means the date on which the Hunt Percentage Interest is less than five percent (5%).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of Maryland are authorized or required by law or executive order to close.

“Common Stock” has the meaning set forth in the Recitals to this Agreement.

“Company” has the meaning set forth in the Preamble to this Agreement.

“Designation Notice” has the meaning set forth in Section 2.1(c)(ii).

“Director” means a director of the Company.

“Election Meeting” means any annual or special meeting of the shareholders of the Company at which Directors are to be elected, or any written consent of the shareholders of the Company pursuant to which Directors are to be elected.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Governmental Authority” means any supranational, national, state, municipal or local government, political subdivision or other governmental department, court, commission, board, bureau, agency, instrumentality, or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, whether domestic or foreign.

“Hunt” has the meaning set forth in the Preamble to this Agreement.

“Hunt Designee” means the individual named by Hunt pursuant to Section 2.1(a) or any other individual designated for nomination by Hunt and elected or appointed pursuant to the provisions of Section 2.1.

“Hunt Percentage Interest” means, as of any date of determination, the percentage represented by the quotient of (i) the number of shares of Common Stock that are Beneficially Owned by Hunt, Hunt Companies, Inc. and any of Hunt’s Affiliates and (ii) the number of all issued and outstanding shares of Common Stock.

2

“Management Agreement” means that certain Management Agreement, dated as of the date hereof, by and between the Company and the Manager.

“Manager” means Hunt Investment Management, LLC, a Delaware limited liability company.

“NYSE” means the New York Stock Exchange.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity or any “group” (as defined under Rule 13-d of the Exchange Act).

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and between the Company and Hunt.

“Replacement” has the meaning set forth in Section 2.1(c)(iii).

“Share Purchase Agreement” means that certain Securities Purchase Agreement, dated as of the date hereof, by and between the Company and Hunt.

1.2         Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include all Applicable Law. References herein to Articles and Sections shall be construed to refer to Articles and Sections of this Agreement.

Article 2

CERTAIN COVENANTS

2.1         Board of Directors.

(a)          Effective as of the date hereof, the Company shall cause the appointment of one (1) Hunt Designee as a Director to serve for a term expiring at the 2018 annual general meeting of the Company’s shareholders or until his or her successor is duly elected and qualified. Upon his or her appointment to the Board of Directors, the Company shall cause the appointment of such Hunt Designee to serve as Chairman of the Company.

3

(b)          From and after the date hereof until the Board Designation Expiration Date, Hunt shall have the right to designate one (1) Hunt Designee to be nominated by the Company for election to the Board of Directors; provided such right shall be deemed to be satisfied so long as the Hunt Designee appointed to the Board pursuant to Section 2.1(a) above is serving on the Board of Directors and is being nominated by the Board of Directors for re-election at the next annual general meeting of the Company’s shareholders in accordance with this Section 2.1.

(c)          Until the Board Designation Expiration Date:

(i)          the Company and the Board of Directors shall include the Hunt Designee in management’s slate of nominees for the election of Directors at each applicable Election Meeting occurring from and after the date hereof. The Company agrees to use its reasonable best efforts to cause the election of the Hunt Designee to the Board of Directors at each Election Meeting including, (A) recommending that the shareholders of the Company vote in favor of the election of such Hunt Designee at such meeting, (B) soliciting proxies for the election of such Hunt Designee and (C) otherwise supporting such Hunt Designee for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees;

(ii)         the Hunt Designee (or any Replacement thereof) must be an individual who is reasonably acceptable to the Company to serve in such capacity; provided that, for the avoidance of doubt, any investment professional or senior executive employed by Hunt or any of its Affiliates shall be deemed to be reasonably acceptable to the Company; and provided, further, that if the Company does not object in writing to a written notice (a “Designation Notice”) naming the Hunt Designee within ten (10) days of receipt thereof, then such Hunt Designee shall be deemed to be reasonably acceptable to the Company. If, within ten (10) days of the Company’s receipt of a Designation Notice, the Company determines that a Hunt Designee named therein is not reasonably acceptable to the Company, then the Company shall promptly provide Hunt with written notice of the reasons for such determination. Thereafter, the Company and Hunt shall cooperate in good faith so that Hunt may designate a Replacement. The Company shall take all actions necessary or appropriate (including delaying any Election Meeting) to ensure that the Hunt Designee is presented for nomination or appointment at each applicable Election Meeting;

(iii)        if the Hunt Designee (A) dies, is incapacitated or is otherwise unable or no longer wishes to serve as a nominee for appointment or election as a Director or to serve as a Director, for any reason, (B) is removed (upon death, resignation or otherwise) or fails to be elected at an Election Meeting as a result of such Hunt Designee failing to receive a plurality of the votes cast, or (C) is to be substituted by Hunt (with such Hunt Designee’s consent and resignation) for election at an Election Meeting, then, in each such case, Hunt shall have the right to submit the name of a replacement for such Hunt Designee (each, a “Replacement”) to the Company for its consideration, which Replacement shall serve as a nominee for appointment or serve as a Director in accordance with the terms of this Section 2.1. In the case of any Replacement, Hunt shall give a Designation Notice to the Board and the Company of such Replacement as promptly as practicable following the event giving rise to such replacement and the Company shall cause the appointment of such Replacement to the Board as promptly as practicable following its receipt of a Designation Notice;

4

(iv)        the Hunt Designee shall be entitled to attend and shall receive advance notice (in the same manner and at the same time as the applicable committee members) of any meetings of any standing or special committee of the Board of Directors (including, without limitation, any audit, nominating, corporate governance, compensation or executive committees) in a non-voting observer capacity but excluding any meetings of any committee, or portion of any such meeting, whereby the members of such committee intends to discuss (A) conflicts arising between the Company and the Manager under the Management Agreement or (B) related party transactions between the Company and Hunt or any Affiliate thereof;

(v)         the Hunt Designee shall be entitled to reimbursement for reasonable, out-of-pocket and documented expenses incurred in attending meetings of the Board of Directors and, subject to Section 2.1(c)(iv), its committees;

(vi)        the Company shall provide the Hunt Designee with the same rights to indemnification and advancement of expenses and the same director and officer insurance that it provides to the other members of the Board of Directors; and

(vii)       the Company shall not, without the prior written approval of Hunt, increase the size of the Board of Directors in excess of nine (9) or decrease the size of the Board of Directors if such decrease would require the resignation of the Hunt Designee; provided, however, that this provision shall not restrict the Company’s shareholders from taking any action that shareholders may take under Maryland General Corporation Law.

Article 3

MISCELLANEOUS

3.1         Notices. All notices, demands or other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service or personal delivery:

(a)	if to the Company:

540 Madison Avenue, 19th Floor

New York, NY 10022

Attention:	David Oston
Fax:	(212) 257-5099
Email:	doston@oakcirclecapital.com

With a copy to:

Dentons US LLP

1221 Avenue of the Americas

5

New York, NY 10020-1089

Attention:	Paul D. Tvetenstrand, Esq.
Fax:	(212) 768-6800
Email:	paul.tvetenstrand@dentons.com

(b)	if to Hunt:

Hunt Companies Equity Holdings, LLC

230 Park Avenue

19th Floor

New York, NY 10169

Phone:	(212) 317-5731
Attention:	Mustafa Haque, Assistant General Counsel
Email:	Mustafa.Haque@huntcompanies.com

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention:	Ross A. Fieldston, Esq.
Fax:	(212) 492-0075
Email:	rfieldston@paulweiss.com

or such other address or facsimile number as such party hereto may hereafter specify for such purpose by notice to the other party hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. on a Business Day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

3.2          Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that no party hereto may assign, delegate or transfer any of its rights or obligations hereunder without the consent of the other party hereto; except that Hunt may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates; provided that no such transfer or assignment shall relieve Hunt of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Hunt.

3.3         Termination Agreement. The Company agrees that, without the prior written consent of Hunt, it shall not agree to or permit any amendments, modifications or waivers to that certain Termination Agreement, dated as of the date hereof, by and between the Company and Oak Circle Capital Partners LLC.

6

3.4         Amendment and Waiver.

(a)          Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by (i) the Company and (ii) Hunt.

(b)          No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies provided for herein are cumulative and are not exclusive of any rights and remedies that may be available to the parties hereto at law, in equity or otherwise.

3.5         Counterparts; Effectiveness. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

3.6         Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Maryland or any Maryland state court, in addition to any other remedy to which they are entitled at law or in equity.

3.7         Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

3.8         Governing Law; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. The parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of any state or federal court sitting in the State of Maryland over any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby. To the fullest extent they may effectively do so under Applicable Law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on either party hereto anywhere in the world, whether within or without the jurisdiction of any such court.

7

3.9         WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

3.10        Severability. If any term, provision, covenant or restriction of this Agreement is determined by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

3.11         Entire Agreement; No Third Party Beneficiaries.

(a)          This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to such subject matter.

(b)          This Agreement shall be binding upon, and inure solely to the benefit of, each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

3.12         Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

[Remainder of page intentionally left blank]

8

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

FIVE OAKS INVESTMENT CORP.

By:	/s/ David Carroll
Name: David Carroll
Title: Chief Executive Officer

[Signature Page to Shareholder Agreement]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

HUNT COMPANIES EQUITY HOLDINGS, LLC

By: its sole member, HCH Holdings, LLC

By:	/s/ James P. Flynn
Name: James P. Flynn
Title: President CIO

[Signature Page to Shareholder Agreement]